POWER OF ATTORNEY

NOTICE

THE PURPOSE OF THIS POWER OF ATTORNEY IS TO GIVE THE PERSON YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY, WHICH MAY INCLUDE POWERS TO SELL OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL
BY YOU.

THIS POWER OF ATTORNEY DOES NOT IMPOSE A DUTY ON YOUR AGENT TO
EXERCISE GRANTED POWERS, BUT WHEN POWERS ARE EXERCISED, YOUR
AGENT MUST USE DUE CARE TO ACT FOR YOUR BENEFIT AND IN ACCORDANCE
WITH THIS POWER OF ATTORNEY.

YOUR AGENT MAY EXERCISE THE POWERS GIVEN HERE THROUGHOUT YOUR LIFETIME, EVEN AFTER YOU BECOME INCAPACITATED, UNLESS YOU EXPRESSLY LIMIT THE DURATION OF THESE POWERS OR YOU REVOKE THESE POWERS OR
A COURT ACTING ON YOUR BEHALF TERMINATES YOUR AGENT'S AUTHORITY.

YOUR AGENT MUST KEEP YOUR FUNDS SEPARATE FROM YOUR AGENT'S FUNDS.

A COURT CAN TAKE AWAY THE POWERS OF YOUR AGENT IF IT FINDS YOUR
AGENT IS NOT ACTING PROPERLY.

THE POWERS AND DUTIES OF AN AGENT UNDER A POWER OF ATTORNEY ARE
EXPLAINED MORE FULLY IN 20 PA.C.S. CH. 56.

IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND,
YOU SHOULD ASK A LAWYER OF YOUR OWN CHOOSING TO EXPLAIN IT TO YOU.

I HAVE READ OR HAD EXPLAINED TO ME THIS NOTICE AND I UNDERSTAND
ITS CONTENTS.

/s/Humberto (Bert) P. Alfonso, Principal
7/17/2007


KNOW ALL MEN by these presents, that the undersigned, hereby constitutes and appoints Burton H. Snyder, Steven J. Holsinger and Bonnie S. Martin and each his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and 5 relating to transactions in securities of The Hershey Company in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) execute for and on behalf of the undersigned Form 144 relating to transactions in securities of The Hershey Company in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4, 5 and 144 and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, each in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933.

This power of attorney shall remain in full force and effect until such time as the undersigned terminates it in writing.

/s/Humberto (Bert) P. Alfonso
7/17/2007


ACKNOWLEDGEMENT

I, Burton H. Snyder, have read the Power of Attorney and am one of three persons identified as the agents for the principal. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in 20 Pa.C.S. when I act as agent:

I shall exercise the powers for the benefit of the principal.

I shall keep the assets of the principal separate from my assets.

I shall exercise reasonable caution and prudence.

I shall keep a full and accurate record of all actions, receipts and disbursements on behalf the principal.

/s/Burton H. Snyder
7/17/2007


ACKNOWLEDGEMENT

I, Steven J. Holsinger, have read the Power of Attorney and am one of three persons identified as the agents for the principal. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in 20 Pa.C.S. when I act as agent:

I shall exercise the powers for the benefit of the principal.

I shall keep the assets of the principal separate from my assets.

I shall exercise reasonable caution and prudence.

I shall keep a full and accurate record of all actions, receipts and disbursements on behalf the principal.

/s/Steven J. Holsinger
7/23/2007


ACKNOWLEDGEMENT

I, Bonnie S. Martin, have read the Power of Attorney and am one of three persons identified as the agents for the principal. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in 20 Pa.C.S. when I act as agent:

I shall exercise the powers for the benefit of the principal.

I shall keep the assets of the principal separate from my assets.

I shall exercise reasonable caution and prudence.

I shall keep a full and accurate record of all actions, receipts and disbursements on behalf the principal.

/s/Bonnie S. Martin
7/17/2007